Confidential Treatment Requested by Fluidigm Corporation

Exhibit 10.10A

AMENDMENT NO. 1 TO

PATENT LICENSE AGREEMENT

This Amendment No. 1 (the “Amendment”) to the parties’ January 9, 2003 Patent License Agreement is entered into as of the date of the latter signature below by and between GYROS AB having its principal office at Uppsala Science Park, SE-751 83 Uppsala, Sweden, a corporation organized and existing under the laws of Sweden (hereinafter referred to as “Licensor”) , and FLUIDIGM Corporation having its principal office at 7100 Shoreline Court, South San Francisco, CA 94080, a corporation organized and existing under the laws of the state of California, U.S.A (hereinafter referred to as the “Licensee”).

RECITALS

A. The parties have entered into a January 9, 2003 Patent License Agreement (the “Agreement”); and

B. The parties desire to amend the Agreement to include an additional Option Field of Use, and to extend Licensee’s time period for exercising the remaining, unexercised Option Fields of Use, on the terms and conditions set forth herein.

NOW, THEREFORE, the parties agree that the Agreement is amended as follows:

1. In order to add “protein analysis” as an additional Option Field of Use, Section 1.6 of the Agreement is amended to read in its entirety as follows:

“1.6 ‘Option Field of Use’ means each of (i) [***] (ii) [***] and (iii) [***]”

It is acknowledged that Licensee has previously exercised its option in accordance with Section 5.2 of the Agreement for the Option Field of Use “nucleic acid analysis,” and made the required payment with respect thereto, and that therefore “nucleic acid analysis” is already a Licensed Field of Use.

2. Section 5.1(b) of the Agreement is amended by adding the following at the end: “, in consideration of the rights granted to Licensee pursuant to Amendment No. 1 to this Agreement, on or before February 9, 2005 Licensee shall pay to Licensee an additional, one time license fee of [***] and”.

3. With respect to the remaining two Option Fields of Use (i.e. cell assays, and protein analysis), Section 5.2 of the Agreement is amended to read in its entirety as follows:

“5.2 At any time(s) until and including January 9, 2007 (Pacific Standard Time), Licensee shall be entitled, at its option, to add one or both of the remaining, unexercised Option Fields of Use to the Licensed Field of Use under this Agreement, and upon each such exercise, each such Option Field of Use shall become a Licensed Field of Use under this Agreement. Each such exercise of this option

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Fluidigm Corporation

by Licensee shall be by written notice to Licensor, referencing this Agreement and specifying the Option Field(s) of Use to be added. Within thirty (30) days after each such exercise, Licensee shall pay an additional [***] license fee for each added Option Field of Use. For the avoidance of doubt, until and including January 9, 2007 (Pacific Standard Time), Licensee may exercise this option for one or both of the remaining, unexercised Option Fields of Use and on one or two occasions.”

4. All payments designated to be made in Swedish kronor shall be made by Licensee in Swedish kronor by wire transfer to a Licensor account designated by Licensor, including all necessary information, in writing to Licensee.

5. Except as expressly provided in this Amendment, the Agreement shall remain unmodified and in full force and effect. In the event of any inconsistency or conflict, the provisions of this Amendment shall control and govern over the provisions of the Agreement. The Agreement, as amended herein, shall constitute a single, integrated contract.

Gyros AB		Fluidigm Corporation

By:	/s/ Rolf Ehmstrom	By:	/s/ Gajus Worthington

Print Name: Rolf Ehmstrom		Print Name: Gajus Worthington

Title: CEO (acting)		Title: CEO

Date: 2005-01-09		Date: 01/04/05

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.